News Release

CONTACT:

Mark Lerner
(212) 697-2509
(212) 681-9817 (fax)

Andrew Brown
(718) 323-7424

                      MEDIX TERMINATES EQUITY LINE OF CREDIT
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     NEW YORK, August 12, 2002 - Medix Resources,  Inc. (AMEX:  MXR), a provider of  Internet-based  healthcare  connectivity and data integration  tools,  today announced that it has reached mutual  agreement with the providers of its equity line of  credit  to  terminate  the  agreement,  and  there  will be no  further drawdowns.  Medix has not drawn down on the equity  line of credit  since  April
2002. The company has filed an application to withdraw the current  registration statement covering the equity line with the SEC.

     Medix is continuing to seek sources of private  capital to fund its general working capital needs and fund deployment of its technologies in the Atlanta and
Chicago markets. No assurance can be given that adequate sources will be found.

About Medix Resources, Inc.

Medix  Resources,  Inc.,  through  its  wholly  owned  subsidiary  Cymedix  Lynx
Corporation,  is the  developer  and  provider of the  Cymedix(R)suite  of fully secure,  Internet-based transaction software products, that enable communication of high value added healthcare  information among physician offices,  hospitals, health  management  organizations  and health  insurance  companies.  Additional information  about Medix Resources and its products and services can be found by visiting  its  Web  sites,  WWW.MEDIXRESOURCES.COM  and  WWW.CYMEDIX.COM,  or by calling (800) 326-8773.

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Information in this press release may contain  forward-looking  statements  that involve risks and  uncertainties  which may adversely  affect Medix's  operating results  in the  future to a  material  degree.  Such  risks  and  uncertainties include,  without  limitation,  the ability of Medix to raise capital to finance the development of its Internet services and related software, the effectiveness and the  marketability of those services,  the ability of the Company to protect its proprietary  information,  and the  establishment of an efficient  corporate
operating   structure  as  the  Company   grows.   These  and  other  risks  and
uncertainties  are  presented in detail in the  Company's  Form 10-K/A for 2001, which was filed with the Securities and Exchange  Commission on May 24, 2002 and
the  Company's  10Q for the First  Quarter  of 2002,  which  was filed  with the
Securities  and  Exchange  Commission  on May  15,  2002.  This  information  is available from the SEC or the Company.